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                                  EXHIBIT 23(b)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the registration statement of Sofamor Danek Group, Inc. on Form S-8 (Sofamor Danek Group, Inc. 1993 Long-Term Incentive Plan, as amended) of our report dated February 2, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Sofamor Danek Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which were filed with the Securities and Exchange Commission in the Annual Report on Form 10-K.


                                              /s/ PricewaterhouseCoopers LLP


Memphis, Tennessee
September 17, 1998